Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF
THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 8, 2002

SI DIAMOND TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

TEXAS
(State or Other Jurisdiction of Incorporation)

1-11602	76-0273345
(Commission File No.)	(I.R.S. Employer Identification No.)

3006 Longhorn Boulevard
Suite 107
Austin, Texas 78758
(Address of Principal Executive Offices)

512/339-5020
(Registrant's Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS.

SI Diamond Technology, Inc. closed the sale of its Sign Builders of America, Inc. subsidiary on October 8, 2002.  The sale price of $250,000 plus assumption of liabilities includes no contingencies and was paid in full at closing.

As a result of the disposition of the Sign Builders of America, Inc., SIDT will be focused entirely on research and development and licensing of its proprietary technologies.

A copy of the Asset Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits:

10.1 Asset Purchase Agreement By and Among Fith, Inc., Electronic Billboard Technology, Inc and Sign Builders of America, Inc.

99.1 Press Release dated October 11, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SI DIAMOND TECHNOLOGY, INC. By: /s/ Douglas P. Baker Douglas P. Baker, Vice-President and Chief Financial Officer